INDEPENDENT AUDITOR'S CONSENT




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Quad City Holdings, Inc. 401(k)/Profit Sharing Plan (File No. 33-77420) and Stock Option Plan (File No. 33-78024) of our report dated July 25, 2001 relating to the June 30, 2001 financial statements of Quad City Holdings, Inc. and to the reference to our Firm under the caption "Experts" contained therein.


/s/ McGladrey & Pullen, LLP



Davenport, Iowa
August 29, 2001